UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 29, 2002

                               Axeda Systems Inc.
         --------------------------------------------------------------
               (Exact name of registrant as specified in charter)



       DELAWARE                       000-26287         23-2763854
       -----------------------        ------------      -------------------
      (State or other juris-          (Commission       (IRS Employer
       diction of incorporation)       File Number)      Identification No.)



                   277 Great Valley Parkway, Malvern, PA 19355
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (800)-700-0362

                   257 Great Valley Parkway, Malvern, PA 19355
        ----------------------------------------------------------------
         (Former name or former address, if changed since last report.)





Item 5. Other Events.


The escrow period for the shares of Axeda Systems Inc. (the "Company") placed in escrow at the closing of the eMation Ltd. acquisiton has been extended until up to February 7, 2003 pursuant to a November 29, 2002 addendum to the December 7, 2001 escrow agreement entered into by and among the Company, Axeda Systems Ltd. (formerly eMation Ltd.), State Street Bank and Trust Company of California, N.A., as escrow agent and Oren Zeev, as shareholders' agent.

The Company has also submitted a claim for 23,843 shares from the escrow fund as compensation for warrants to purchase shares of the Company issued to former eMation Ltd. warrant holders whose warrants did not terminate on closing of the eMation acquisition, in accordance with an agreement with eMation Ltd. and the shareholders' agent entered into on December 7, 2001.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Axeda Systems Inc.

Date: December 7, 2002                      By: /s/ Thomas J. Fogarty
                                            --------------------------
                                            Thomas J. Fogarty,
                                            Executive Vice President and
                                             Chief Financial Officer



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